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                                                                       EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Common Shares of Vista Gold Corp. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.



Date:    May 2, 2002                        /s/ Arthur Richards Rule
                                            ------------------------------------
                                            Arthur Richards Rule, individually



Date:    May 2, 2002                        Rule Family Trust utd 12/17/98


                                            By: /s/ Arthur Richards Rule
                                            ------------------------------------
                                            Arthur Richards Rule, Trustee